EXHIBIT 10.10

              Proposed Form of Employee Severance Compensation Plan








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                           ALASKA FEDERAL SAVINGS BANK
                      EMPLOYEE SEVERANCE COMPENSATION PLAN

                                  PLAN PURPOSE


             The purpose of Alaska Federal Savings Bank Employee Severance Compensation Plan (the "Plan") is to assure for Alaska Federal Savings Bank (the "Bank") the services of the Employees in the event of a Change in Control of Alaska Pacific Bancshares, Inc. (the "Holding Company") or the Bank. The benefits contemplated by the Plan recognize the value to the Bank of the services and contributions of the eligible Employees and the effect upon the Bank resulting from uncertainties relating to continued employment, reduced employee benefits, management changes and employee relations that may arise if a Change in Control occurs or is threatened. The Bank's board of directors (the "Board of Directors") and the Holding Company's board of directors believe that it is in the best interests of the Bank and the Holding Company to provide eligible Employees with such benefits in order to defray the costs and changes in employee status that could follow a Change in Control. The Board of Directors believes that the Plan will also aid the Bank in attracting and retaining highly qualified individuals who are essential to its success and that the Plan's assurance of fair treatment of the Bank's employees will reduce the distractions and other adverse effects on Employees' performance if a Change in Control occurs or is threatened.

                                    ARTICLE I

                              ESTABLISHMENT OF PLAN

1.1 Establishment of Plan

             As of the Effective Date, the Bank hereby establishes a severance compensation plan to be known as the "Alaska Federal Savings Bank Employee Severance Compensation Plan." The purposes of the Plan are as set forth above.

1.2 Applicability of Plan

             The  benefits  provided  by this  Plan  shall be  available  to all
Employees, who, at or after the Effective Date, meet the eligibility requirements of Article III. The Plan shall not apply to any Employee whose employment was terminated prior to the Effective Date.

1.3 Contractual Right to Benefits

             This Plan establishes and vests in each Participant a contractual right to the benefits to which each Participant is entitled hereunder, enforceable by the Participant against the Employer.




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                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

2.1 Definitions

             Whenever used in the Plan, the following terms shall have the meanings set forth below.

             (a) "Annual Compensation" of a Participant means and includes all wages, salary, bonus, and incentive compensation (other than stock based compensation), paid (including accrued amounts) by an Employer as consideration for the Participant's services during the 12 months ended on the date as of which Annual Compensation is to be determined, which are or would be includable in the gross income of the Participant receiving the same for federal income tax purposes.

             (b) "Bank" means Alaska Federal Savings Bank or any successor as provided for in Article VII hereof.

             (c) "Change in Control," for purposes of determining under the Plan whether there has been a change in control of the Bank or the Holding Company, means (1) an event of a nature that results in the acquisition of control of the Holding Company or the Bank within the meaning of the Savings and Loan Holding Company Act under 12 U.S.C. Section 1467a and 12 C.F.R. Part 574 (or any successor statute or regulation) or requires the filing of a notice with the Federal Deposit Insurance Corporation under 12 U.S.C. Section 1817(j) (or any successor statute or regulation); (2) an event that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the Effective Date, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); (3) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Holding Company or the Bank representing 25% or more of the combined voting power of the Holding Company's or the Bank's outstanding securities; (4) individuals who are members of the board of directors of the Holding Company immediately following the Effective Date or who are members of the board of directors of the Bank immediately following the Effective Date (in each case, the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequently whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's or the Bank's stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; or (5) consummation of a plan of reorganization, merger, consolidation, sale of all or substantially all of the assets of the Holding Company or a similar transaction in which the Holding Company is not the resulting entity, or a transaction at the completion of which the former stockholders of the acquired corporation become the holders of more than 40% of the outstanding common stock of the Holding Company and the Holding Company is the resulting entity of such transaction; provided that the term "Change in Control" shall not include an acquisition of securities by an employee benefit plan of the Bank or the Holding Company.

             (d) "Continuous Employment" means the absence of any interruption or termination of service as an Employee of the Bank or an affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or in the case

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of transfers  between  payroll  locations  of the Bank or between the Bank,  its
Parent, its Subsidiary or its successor.

             (e) "Effective Date," as to Employees of an Employer, means the date the Plan is approved by the Board of Directors, or such other date as the Board of Directors shall designate in its resolution approving the Plan.

             (f) "Employee" means an employee employed by the Employer on a full-time basis, excluding any executive officer of the Employer who is covered by an employment contract or a change in control severance agreement with the Employer.

             (g) "Employer" means the Bank, the Holding Company or a Subsidiary or a Parent which has adopted the Plan pursuant to Article VI hereof.

             (h) "Expiration Date" means the date fifteen (15) years from the Effective Date unless earlier terminated pursuant to Section 8.2 or extended pursuant to Section 8.1.

             (i) "Holding Company" means Alaska Pacific Bancshares, Inc., the Parent of the Bank.

             (j) "Just Cause," with respect to termination of employment, means an act or acts of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. In determining incompetence, acts or omissions shall be measured against standards generally prevailing in the savings institution industry.

             (k) "Parent" means any corporation which holds a majority of the voting power of the outstanding shares of the Bank's common stock.

             (l) "Participant" means an Employee who meets the eligibility requirements of Article III.

             (m) "Payment" means the payment of severance compensation as provided in Article IV hereof.

             (n) "Plan" means the Alaska Federal Savings Bank Employee Severance Compensation Plan.

             (o) "Subsidiary" means any corporation in which the Bank, directly or indirectly, holds a majority of the voting power of its outstanding shares of capital stock.

2.2 Applicable Law

             To the extent not preempted by the laws of the United States as now or hereafter in effect, the laws of the State of Alaska shall be the controlling law in all matters relating to the Plan.


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2.3 Severability

             If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


                                   ARTICLE III

                                   ELIGIBILITY

3.1 Participation

             Each Employee who has completed at least one year of Continuous Employment as of the Effective Date shall become a Participant on the Effective Date. Thereafter, each Employee shall become a Participant on the day on which he or she completes one year of Continuous Employment. Notwithstanding the foregoing, persons who have entered into and continue to be covered by an employment or change in control severance agreement with the Employer shall not be entitled to participate in the Plan.

3.2 Duration of Participation

             A Participant shall cease to be a Participant in the Plan when the Participant ceases to be an Employee of an Employer, unless such Participant is entitled to a Payment as provided in the Plan. Furthermore, an Employee shall cease to be a Participant upon entering into an employment or change in control severance agreement with the Employer. A Participant entitled to receipt of a Payment shall remain a Participant in this Plan until the full amount of such Payment has been paid to the Participant.

3.3 Temporary Suspension or Prohibition

             If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(3) and (g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

3.4 Permanent Suspension or Prohibition


             If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(4) and (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.


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3.5 Default of the Bank

             If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

3.6 Termination by Regulators

             All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.


                                   ARTICLE IV

                                    PAYMENTS

4.1 Right to Payment

             A Participant shall be entitled to receive from his respective Employer a Payment in the amount provided in Section 4.3 if there has been a Change in Control of the Bank or the Holding Company and if, within one (1) year thereafter, the Participant's employment by an Employer shall terminate for any reason specified in Section 4.2, whether the termination is voluntary or involuntary. A Participant shall not be entitled to a Payment if termination occurs by reason of death, voluntary retirement, voluntary termination other than for reasons specified in Section 4.2, total and permanent disability, or for Just Cause.

4.2 Reasons for Termination

             Following a Change in Control, a Participant shall be entitled to a Payment if his employment with an Employer is terminated, voluntarily or involuntarily, within one year following such Change in Control, for any one or more of the following reasons:

             (a) The Employer reduces the Participant's base salary or rate of compensation as in effect immediately prior to the Change in Control, or as the same may have been increased thereafter.

             (b) The Employer requires the Participant to change the location of the Participant's job or office, so that such Participant will be based at a location more than fifteen miles from the location of the Participant's job or office immediately prior to the Change in Control, provided that such new location is not closer to Participant's home.


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             (c) The Employer  materially  reduces the benefits and perquisites, taken as a whole, available to the Participant immediately prior to the Change in Control; provided, however, that a material reduction on a nondiscriminatory basis in the benefits and perquisites generally provided to all employees of the Bank that does not reduce a Participant's Annual Compensation shall not trigger a Payment.

             (d) A successor bank or company fails or refuses to assume the Bank's obligations under this Plan, as required by Article VII.

             (e) The Bank or any successor company breaches any other provisions of the Plan.

             (f) The Employer terminates the employment of a Participant at or after a Change in Control other than for Just Cause.

4.3 Amount of Payment

             Each Participant entitled to a Payment under the Plan shall receive from the Bank a lump sum cash payment, in an amount determined as follows:

             (a) The Participant's cash payment shall equal the product of 3.846% of his or her Annual Compensation paid or accrued during each of his or her years of Continuous Employment prior to the Change in Control times the number of full or substantially completed (nine months or more) years of Continuous Employment with the Employer, provided that no Participant shall receive a cash payment hereunder in an aggregate amount of more than one hundred percent (100%) of his or her Annual Compensation.

             (b) Notwithstanding the provisions of (a) above, if a Payment to a Participant who is a "disqualified individual" shall be in an amount which includes an "excess parachute payment," the payment hereunder to that Participant shall be reduced to the maximum amount which does not include an "excess parachute payment." The terms "disqualified individual" and "excess parachute payment" shall have the same meaning as defined in Section 280G of the Internal Revenue Code of 1986, as amended, or any successor section of similar import.

             The Participant shall not be required to mitigate damages on the amount of the Payment by seeking other employment or otherwise, nor shall the amount of such Payment be reduced by any compensation earned by the Participant as a result of employment after termination of employment with an Employer.

4.4 Time of Payment

             The Payment to which a Participant is entitled shall be paid to the Participant by the Employer or the successor to the Employer, in cash and in full, not later than twenty-five (25) business days after the termination of the Participant's employment. If any Participant should die after termination of employment but before all amounts have been paid, such unpaid amounts shall be paid to the Participant's surviving spouse, or if none, to the Participant's named beneficiary, if living, otherwise to the personal representative on behalf of or for the benefit of the Participant's estate.


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                                    ARTICLE V

                     OTHER RIGHTS AND BENEFITS NOT AFFECTED

5.1 Other Benefits

             Neither the provisions of the Plan nor the Payment provided for hereunder shall reduce any amounts otherwise payable, or in any way diminish the Participant's rights as an Employee of an Employer, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus, stock ownership or any employment agreement or other plan or arrangement.

5.2 Employment Status

             This Plan does not constitute a contract of employment or impose on the Participant or the Participant's Employer any obligation to retain the Participant as an Employee, to change the status of the Participant's employment, or to change the Employer's policies regarding termination of employment.


                                   ARTICLE VI

                             PARTICIPATING EMPLOYERS

             Upon approval by the Board of Directors of the Bank, this Plan may be adopted by any Subsidiary or Parent of the Bank. Upon such adoption, the Subsidiary or Parent shall become an Employer hereunder and the provisions of the Plan shall be fully applicable to the Employees of that Subsidiary or Parent.


                                   ARTICLE VII

                              SUCCESSOR TO THE BANK

             The Bank shall require any successor to or assignee of, whether direct or indirect, by purchase, merger, consolidation or otherwise, all or substantially all the business or assets of the Bank, expressly and unconditionally to assume and agree to perform the Bank's obligations under the Plan.


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                                  ARTICLE VIII

                       DURATION, AMENDMENT AND TERMINATION

8.1 Duration

             If a Change in Control has not occurred, the Plan shall expire fifteen (15) years from the Effective Date, unless sooner terminated as provided in Section 8.2, or unless extended for an additional period or periods by resolution adopted by the Board of Directors.

             Notwithstanding the foregoing, if a Change in Control occurs, the Plan shall continue in full force and effect, and shall not terminate or expire until such date as all Participants who become entitled to Payments hereunder shall have received such Payments in full.

8.2 Amendment and Termination

             The Plan may be terminated or amended in any respect by resolution adopted by a majority of the Board of Directors, unless (i) a Change in Control has previously occurred, (ii) the Bank shall have in the previous year received an offer, which was not subsequently withdrawn, from a third party to engage in a transaction which would involve a Change in Control or (iii) a third party shall have disclosed in a filing with the Securities and Exchange Commission ("SEC") its intent to engage in a transaction which would result in a Change in Control and has not subsequently indicated in another SEC filing that it no longer had such intention. For so long as any of the events listed in paragraphs
(i), (ii) and (iii) persist, the Plan shall not be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever unless any acquiror of the Bank shall agree in writing to provide benefits to covered employees which are at least as substantial as those set forth herein if such employees are terminated without cause within one year of a Change in Control of the Bank.

8.3 Form of Amendment

             The form of any proper amendment or termination of the Plan shall be a written instrument signed by the duly authorized officer or officers of the Bank, certifying that the amendment or termination has been approved by the Board of Directors. A proper amendment of the Plan automatically shall effect a corresponding amendment to all Participant's rights hereunder, regardless of whether the Participants receive notice of such action. A proper termination of the Plan automatically shall effect a termination of all Participants' rights and benefits hereunder, regardless of whether the Participants receive notice of such action.


                                   ARTICLE IX
                             LEGAL FEES AND EXPENSES

             9.1 Subject to the notice provision in section 9.2 hereof, the Bank shall pay all legal fees, costs of litigation, and other expenses incurred by each Participant as a result of the Bank's refusal


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to make the Payment to which the Participant  becomes  entitled under this Plan,
or  as  a  result  of  the  Bank's   unsuccessfully   contesting  the  validity,
enforceability or interpretation of the Plan.

             9.2 A Participant must provide the Bank with 10 (ten) business days notice of a complaint of entitlement under the Plan before the Bank shall be liable for the payment of any legal fees, costs of litigation or other expenses referred to in section 9.1 hereof.

                                    ARTICLE X

                                   ARBITRATION

             Any dispute or controversy arising under or in connection with the Plan shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Participant within fifty
(50) miles from the location of the Bank, in accordance with rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. All expenses of such arbitration, including the fees and expenses of the counsel for the Participant, shall be borne by the Bank.


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             Having been adopted by its Board of Directors on  _________,  1999, the Plan is executed by its duly authorized officers as of the ___ day of _______, 1999.

Attest
                                               ALASKA FEDERAL SAVINGS BANK



___________________________                    By ______________________________
Secretary                                         President and Chief Executive
                                                   Officer


             Having been adopted by its Board of Directors on ________, 1999, the Plan is executed by its duly authorized officers this ____ day of _______, 1999.



Attest
                                                 ALASKA PACIFIC BANCSHARES, INC.

-----------------------------                    ------------------------------
Secretary                                        President and Chief Executive
                                                  Officer





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